Exhibit 10.1

Execution Version

Hercules Offshore, Inc.

$300,000,000 7.50% Senior Notes due 2021

PURCHASE AGREEMENT

September 17, 2013

New York, New York

Deutsche Bank Securities Inc.

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

UBS Securities LLC

Capital One Securities, Inc.

c/o Deutsche Bank Securities Inc.

Attn: High Yield Debt Syndicate Desk

60 Wall Street- 44th Floor

New York, New York 10005

Ladies and Gentlemen:

Hercules Offshore, Inc., a Delaware corporation (the “Company”) and each of the Guarantors (as defined herein) agree with you as follows:

1. Issuance of Notes. The Company proposes to issue and sell to Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., UBS Securities LLC, and Capital One Securities, Inc. (the “Representatives”) and the other entities listed on Schedule I hereto (together with the Representatives, the “Initial Purchasers”) $300,000,000 aggregate principal amount of 7.50% Senior Notes due 2021 (the “Notes”). The Company’s obligations under the Notes and the Indenture (as defined below) will be, jointly and severally, unconditionally guaranteed (the “Guarantees”), on a senior unsecured basis, by each of the Subsidiaries (as defined below) listed on the signature pages hereto (collectively, the “Guarantors,” and, together with the Company, the “Issuers”). The Notes and the Guarantees are referred to herein as the “Securities.” The Notes and Guarantees will be issued pursuant to an indenture (the “Indenture”), to be dated the Closing Date (as defined herein), by and between the Issuers and U.S. Bank National Association, as trustee (the “Trustee”).

The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). The Issuers have prepared a preliminary offering memorandum, dated as of September 17, 2013, (together with the documents incorporated by reference therein, the “Preliminary Offering Memorandum”), and a pricing supplement thereto dated the date hereof and attached as Exhibit B hereto (the “Pricing Supplement”). The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after the execution of this Purchase Agreement (this “Agreement”), the Issuers will prepare a final offering memorandum dated the date hereof (together with the documents incorporated by reference therein, the “Final Offering Memorandum”). Unless stated to the contrary, any references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date hereof and incorporated by reference therein, and any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the date hereof that is incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or Final Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Pricing Disclosure Package or Final Offering Memorandum, as the case may be.

The Initial Purchasers have advised the Issuers that the Initial Purchasers intend, as soon as they deem practicable after this Agreement has been executed and delivered, to resell (the “Exempt Resales”) the Securities in private sales exempt from registration under the Act on the terms set forth in the Pricing Disclosure Package, solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Act (“Rule 144A”), in accordance with Rule 144A and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act (“Regulation S”) in accordance with Regulations S (the persons specified in clauses (i) and (ii), the “Eligible Purchasers”).

This Agreement, the Notes, the Guarantees and the Indenture are hereinafter sometimes referred to collectively as the “Note Documents.” The issuance and sale of the Securities is referred to as the “Offering.”

2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchasers, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuers, the aggregate principal amount of the Securities set forth opposite its name on Schedule I attached hereto. The purchase price for the Notes shall be 98.545% of their principal amount.

3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Securities shall be made at 9:00 a.m., New York time, on October 1, 2013 (such date and time, the “Closing Date”) at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by mutual agreement between the Initial Purchasers and the Company.

The Securities shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) through the facilities of The Depository Trust Company (“DTC”) against payment by the Initial Purchasers of the purchase price therefor by means of wire transfer of immediately available funds to such account or accounts specified by the Company in accordance with Section 8(i) on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Securities shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchasers may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.

4. Agreements of the Issuers. The Issuers jointly and severally, covenant and agree with the Initial Purchasers as follows:

(a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Written Communication (as defined below) and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum, and any amendments or supplements thereto, by the Initial Purchasers in connection with Exempt Resales.

(b) As promptly as practicable following the execution and delivery of this Agreement and in any event not later than the second business day following the date hereof, to prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. Not to amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement without the written consent of the Representatives. Not to amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have objected to such amendment or supplement.

(c) Subject to Section 4(q), if, prior to the later of (x) the Closing Date and (y) the time that the Initial Purchasers have completed their distribution of the Securities, any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Final Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Final Offering Memorandum in order to make the statements in the Final Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Final Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Final Offering Memorandum so that (i) the statements in the Final Offering Memorandum, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances at the Closing Date and at the time of the sale of Securities, not misleading and (ii) the Final Offering Memorandum will comply with applicable law.

(d) To qualify or register the Securities under the securities laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(e) To advise the Initial Purchasers promptly, and if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(f) Whether or not the transactions contemplated by this Agreement are consummated, to pay all costs, expenses, fees and disbursements (including fees and disbursements of counsel and accountants for the Issuers) incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Written Communication (as defined below) and the Final Offering Memorandum and any amendments and supplements thereto, (ii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants; provided, however, that the Company is obligated to pay only fifty percent (50%) of the cost and expense of any aircraft chartered in connection with the road show, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery of the Securities by the Issuers to the Initial Purchasers, (v) the qualification or registration of the Securities for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vi) the inclusion of the Securities in the book-entry system of DTC, (vii) the rating of the Securities by rating agencies, (viii) the fees and expenses of the Trustee and its counsel and (ix) the performance by the Company of its other obligations under the Note Documents.

(g) To use the proceeds from the sale of the Notes in the manner described in the Preliminary Offering Memorandum under the caption “Use of Proceeds.”

(h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.

(i) Not to, and not to permit any Subsidiary to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to the Initial Purchasers or any Eligible Purchasers.

(j) Not to, and to cause its affiliates (as defined in Rule 144 under the Act) not to, resell any of the Securities that have been reacquired by any of them.

(k) Not to engage, not to allow any Subsidiary to engage, and to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.

(l) Not to engage, not to allow any Subsidiary to engage, and to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Securities, and to comply with the offering restrictions requirement of Regulation S. Terms used in this Section 4(l) have the meanings given to them by Regulation S.

(m) From and after the Closing Date, for so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Securities in connection with any sale of such Securities and (ii) any prospective purchaser of such Securities from any such holder or beneficial owner designated by the holder or beneficial owner. The Company will pay the expenses of preparing, printing and distributing such documents.

(n) To comply with their obligations under the letter of representations to DTC relating to the approval of the Securities by DTC for “book entry” transfer and to use their best efforts to obtain approval of the Securities by DTC for “book entry” transfer.

(o) Prior to the Closing Date, to furnish without charge to the Initial Purchasers, (i) all other reports and other communications (financial or otherwise) that the Company mails or otherwise makes available to its security holders and (ii) such other information as the Initial Purchasers shall reasonably request.

(p) Not to, and not to permit any of its affiliates or anyone acting on its or its affiliates’ behalf to (other than the Initial Purchasers and their affiliates), distribute prior to the Closing Date any offering material in connection with the offer and sale of the Securities other than the Preliminary Offering Memorandum, the Pricing Supplement, any electronic roadshow and the Final Offering Memorandum. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication (as defined below), the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(q) During the period of one year after the Closing Date or, if earlier, until such time as the Securities are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

(r) In connection with the offering, until the Initial Purchasers shall have notified the Company of the completion of the distribution of the Securities, not to, and not to permit any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest, for the purpose of creating actual or apparent active trading in, or of raising the price of, the Securities.

(s) During the period from the date hereof through and including the date that is 90 days after the date hereof, without the prior written consent of Deutsche Bank Securities Inc., offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any Subsidiary and having a tenor of more than one year.

5. Representations and Warranties.

(a) The Issuers represent and warrant to the Initial Purchasers that, as of the date hereof and as of the Closing Date (references in this Section 5 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(i) Neither the Pricing Disclosure Package, as of the date hereof or as of the Closing Date, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 4(b), if applicable) as of the Closing Date, includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto based upon written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 9. No order preventing the use of the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Issuers, has been threatened.

(ii) The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives an “Issuer Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Exhibit B hereto and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(q). Each such Issuer Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied or will comply in all material respects with the Exchange Act and the rules and regulations of the Commission (the “Rules and Regulations”).

(iv) There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A as the Securities.

(v) The capitalization of the Company as of the Closing Date will be as set forth in the as further adjusted column under the heading “Capitalization” in the Offering Memorandum. All of the issued and outstanding equity interests of the Company have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Attached as Schedule II is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest (each, a “Subsidiary” and, together, the “Subsidiaries”), their jurisdictions of organization, name of its equityholder(s) and percentage of outstanding equity owned of record by each equityholder. All of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued in accordance with the organizational documents of such Subsidiary and are fully paid (to the extent required under the applicable Subsidiary’s organizational documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of limited liability company interests in a Delaware limited liability company, and any similar foreign law), were not issued in violation of any preemptive or similar right and the equity interests of each Subsidiary owned by the Company, directly or indirectly through Subsidiaries, are owned free and clear of all liens, encumbrances and defects, except to the extent that such equity interests are subject to (A) transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions or (B) a lien or encumbrance in connection with the Credit Agreement dated as of April 3, 2012, as amended, (the “Credit Agreement”) among the Company, as borrower, the Subsidiaries party thereto, as guarantors, Deutsche Bank Trust Company Americas, as issuing bank, administrative agent and collateral agent and the other lenders party thereto or a lien or encumbrance granted pursuant to the indenture (the “Secured Indenture”) governing the Company’s 7.125% Senior Secured Notes due April 2017 (the “Secured Notes”) and the security agreements, ship mortgages and other collateral documents and related agreements creating the security interests securing the Secured Notes as contemplated by the Secured Indenture (collectively, the “Security Documents”) pertaining thereto. Except as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any of the Subsidiaries.

(vi) The Company and each Subsidiary is a corporation, limited liability company, or other entity duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with power and authority (limited liability, corporate and other) necessary to own its properties and conduct its business as described in the Offering Memorandum. The Company is duly qualified to do business as a foreign entity in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. A “Material Adverse Effect” means (x) a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its Subsidiaries, taken as a whole or (y) a material adverse effect on the ability of the Issuers to consummate the Offering on a timely basis. Each Subsidiary is duly qualified or has made the necessary filing requirements and received the necessary approvals, as the case may be, to do business as a foreign limited liability company or corporation, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(vii) Each Issuer has all requisite corporate, limited liability company or other power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated hereby, and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes.

(viii) This Agreement has been duly authorized, executed and delivered by the Issuer.

(ix) The Indenture has been duly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of each such Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought (the “Bankruptcy Exceptions”). The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(x) The Notes have been duly authorized for issuance and sale to the Initial Purchasers by the Company, and when authenticated by the Trustee and issued and delivered by the Company against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(xi) The Guarantees have been duly authorized by each of the Guarantors and, when the Notes are authenticated by the Trustee and issued and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions. The Guarantees, when the Notes have been authenticated by the Trustee and issued and delivered by the Company in accordance with the terms of this Agreement and the Indenture, will conform in all material respects to the description thereof in the Offering Memorandum.

(xii) Each of the representations and warranties of the Company or any Subsidiary in any other Note Document is true and correct in all material respects.

(xiii) Neither the Company nor any Subsidiary is (A) in violation of its charter, bylaws or other organizational documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (C) in violation of any law, statute, rule or regulation or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties (“Governmental Authority”), except, other than in the case of clause (A), for such defaults or violations that would not have, individually or in the aggregate, a Material Adverse Effect.

(xiv) The execution, delivery and performance of the Note Documents and the consummation of the Offering does not and will not (i) violate the charter, bylaws or other organizational documents of the Company or any Subsidiary, (ii) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined below), or the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary or any under any of the Agreements and Instruments or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule or regulation, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, or any judgment, order or decree of any Governmental Authority, except (other than in the case of clause (i)) for such defaults or violations that would not have, individually or in the aggregate, a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xv) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Company or any Subsidiary of the Note Documents and the consummation of the Offering, except (A) such consents, approvals and similar authorizations as may be required under any applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and (B) such consents, which if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect. No consents or waivers from any other person or entity are required for the execution, delivery and performance of the Note Documents and the consummation of the Offering, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect.

(xvi) The financial statements included or incorporated by reference in the Offering Memorandum (including the notes thereto) present fairly the financial position of the Company, its consolidated subsidiaries and Seahawk Drilling, Inc. (“Seahawk”) as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis and in compliance with Regulation S-X under the Exchange Act, except that the interim financial statements do not include full footnote disclosure. The pro forma financial information incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package (including the notes thereto) comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X of the Commission, and the pro forma adjustments therein have been properly applied to the historical amounts in the compliation of such pro forma information. The information set forth under the captions “Offering Memorandum Summary — Summary Condensed Consolidated Financial Data” and “Selected Condensed Consolidated Financial Data” included in the Offering Memorandum have been prepared on a basis consistent with that of the audited financial statements of the Company.

(xvii) Except as disclosed in the Offering Memorandum, since the date of the latest audited financial statements included in the Offering Memorandum (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (C) there has not been any change in the long term debt of the Company or any Subsidiary.

(xviii) The assumptions used in the preparation of the pro forma and adjusted financial information included in the Offering Memorandum are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein in the manner referred to therein.

(xix) The statistical and market related data and forward looking statements included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The Company has obtained the written consent to the use of such data from such sources to the extent required or as would be required if the offering of the Securities was being registered pursuant to the rules and regulations of the Commission.

(xx) As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the Offering, the Issuer is and will be Solvent. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay its debts as they become due and payable.

(xxi) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated in the Pricing Disclosure Package or the Final Offering Memorandum.

(xxii) Except as disclosed in the Offering Memorandum, there are no pending, or, to the Company’s knowledge, threatened actions, suits or proceedings against the Company, any of its Subsidiaries or to which any of their respective properties are subject that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxiii) No labor dispute, strike or work stoppage with or by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.

(xxiv) Except as disclosed in the Offering Memorandum or where such matters would not individually or in the aggregate have a Material Adverse Effect, neither the Company nor any of its Subsidiaries, is in violation of any Environmental Laws; owns or operates any real property contaminated with any Hazardous Materials or is subject to or knows of any circumstances or conditions which would reasonably be expected to give rise to any Environmental Liability.

For purposes of this Agreement, “Environment” means ambient air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health (to the extent relating to the exposure to Hazardous Materials), including without limitation, those relating to (i) the release or threatened release of Hazardous Materials; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Hazardous Materials. “Environmental Liability” means any claim, enforcement proceeding, notices of violation, notice of potential responsible party status, notice of governmental investigation or claim for natural resource damages, issued or made pursuant to any Environmental Laws. “Hazardous Materials” means any substance, material, pollutant or contaminant, chemical, waste, compound, or constituent, in any form regulated under or which would reasonably be expected to give rise to liability under any Environmental Law, including without limitation, petroleum and petroleum products.

(xxv) The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by them, except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxvi) Except as disclosed in the Offering Memorandum, the Company and its Subsidiaries (A) have good and indefeasible title to all real property and good title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them and, (B) hold any leased real or personal property under valid, subsisting and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, except, in each case, for such liens, encumbrances, defects or exceptions that would not have a Material Adverse Effect.

(xxvii) The Company and its Subsidiaries own, possess, license or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxviii) All tax returns required to be filed by the Company or any Subsidiary have been timely filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, have a Material Adverse Effect.

(xxix) Neither the Company nor any Subsidiary has (i) any liability for any prohibited transaction or (ii) failed to satisfy the minimum funding standard (within the meaning of Section 412 of the Internal Revenue Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(xxx) Neither the Company nor any Subsidiary is, or after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum will be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xxxi) Each Note Document conforms in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Offering Memorandum.

(xxxii) The statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under the headings “Description of the Notes,” “Certain United States federal income tax considerations” and “Legal Matters” and under the subheading “Business—Regulation” in the Company’s annual report on Form 10-K for the year ended December 31, 2012 fairly summarize the matters therein described in all material respects.

(xxxiii) The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiv) (A) Neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(B) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C) The Entity represents and covenants that, for the past five years, it has not engaged in, is not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(D) The Entity has not and, to the knowledge of the Entity, no director, officer, agent, representative, employee or affiliate of the Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or other applicable anti-corruption laws, including, without limitation, taking any action in furtherance of any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, or any person or entity acting for or on behalf of any such person, in contravention of the FCPA, and the Entity and, to the knowledge of the Entity, its affiliates, directors, officers, agents, representatives and employees have conducted their businesses in compliance with the FCPA and other applicable anti-corruption laws and, the Entity and its affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to promote and ensure, continued compliance therewith.

(xxxv) The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxvi) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any Subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxvii) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any person acting on its or their behalf (other than any Initial Purchaser, as to which no representation is made), (A) taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities in a manner that would require registration of the Securities under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Securities under the Act, (C) sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security

(as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (D) engaged in any directed selling effort (as defined by Regulation S) with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S.

(xxxviii) No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Company or any person acting on its behalf (other than any Initial Purchaser, as to which no representation is made) in connection with the offer and sale of any of the Securities or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising within the meaning of Regulation D under the Act. Neither the Company nor any of its affiliates has entered into, or will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

(xxxix) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Pricing Disclosure Package and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xl) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Pricing Disclosure Package or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xli) Except as described in the sections entitled “Private Placement” and “Notice to Investors” in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any Subsidiary and any person that would give rise to a valid claim against the Company, any Subsidiary or any of the Initial Purchasers for a brokerage commission, finder’s fee or other like payment in connection with the issuance, purchase and sale of the Securities.

(xlii) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xliii) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) as required by the Securities Act.

(xliv) KPMG LLP, who have certified certain financial statements of Seahawk, were as of July 7, 2011, independent public accountants with respect to Seahawk within the applicable rules and regulations adopted by the Commission and the PCAOB as required by the Securities Act.

Each certificate signed by any officer of any Issuer and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered by such certificate.

The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Company hereby consents to such reliance.

(b) Each Initial Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Act) and acknowledges that it is purchasing the Securities pursuant to a private sale exemption from registration under the Act, and that the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Issuers that:

(i) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and it has and will solicit offers for the Securities only from, and will offer and sell the Securities only to, (1) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on, and in compliance with, the exemption from the registration requirements of the Act provided by Regulation S.

(ii) With respect to offers and sales outside the United States, such Initial Purchaser has offered the Securities and will offer and sell the Securities (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither such Initial Purchasers nor any person acting on their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. Terms used in this Section 5(b)(ii) have the meanings given to them by Regulation S.

Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to or for the account or benefit of, U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and each Initial Purchaser hereby consents to such reliance.

6. Indemnification.

(a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, any Issuer Written Communication (including, but not limited to, any electronic roadshow), the Final Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that none of the Issuers will be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to an Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser through the Representatives expressly for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.

(b) Each Initial Purchaser, severally, and not jointly, agrees to indemnify and hold harmless the Issuers, and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any of the Issuers and the agents, employees, officers and directors of any such controlling person from and against any and all Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Initial Purchaser through the Representatives expressly for use therein.

(c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure and shall not, in any event, relieve such indemnifying party from any liability otherwise than under this Section 6). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Securities (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discount and commissions received by the Initial Purchasers. The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Issuer or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Securities purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of an Issuer shall have the same rights to contribution as the Issuers. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

8. Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers to purchase and pay for the Securities, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

(a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. The Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date. The Initial Purchasers shall have received a certificate, dated the Closing Date, signed by the chief executive officer and chief financial officer of the Company, certifying as to the foregoing and to the effect in Section 8(c).

(b) The Final Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as required by Section 4(b). No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(c) Since the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock of the Company or any Subsidiary by any nationally recognized rating organization, or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(d) The Initial Purchasers shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchasers, of (i) Andrews Kurth LLP, counsel to the Company and (ii) Beau M. Thompson, general counsel of the Company, substantially in the form of Exhibits A-1 and A-2 attached hereto.

(e) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date of Vinson & Elkins L.L.P., counsel to the Initial Purchasers, in form and substance satisfactory to the Representatives. Such counsel shall have been furnished with such certificates and documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

(f) On the date hereof, the Initial Purchasers shall have received “comfort letters” from each of Ernst & Young LLP and KPMG LLP, the independent public accountants for the Company, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Representatives and counsel to the Initial Purchasers, covering certain of the financial and accounting information in the Preliminary Offering Memorandum and the Pricing Supplement. In addition, the Initial Purchaser shall have received a “bring down comfort letter” from Ernst & Young LLP, dated as of the Closing Date, addressed to the Initial Purchasers and addressing the matters in the “comfort letter” delivered on the date hereof pursuant to the preceding sentence, except that (i) the “bring-down comfort letter” shall cover the financial and accounting information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 days prior to the Closing Date, and otherwise in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

(g) The Issuers and the Trustee shall have executed and delivered the Indenture, to which it is a party, and the Initial Purchasers shall have received copies thereof.

(h) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Securities in accordance with this Agreement and such other information as they may reasonably request.

(i) All agreements set forth in the blanket representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer shall have been complied with.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Initial Purchasers), this Agreement may be terminated by the Initial Purchasers on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.

9. Initial Purchasers Information. The Company and the Initial Purchasers severally acknowledge that, for all purposes (including Sections 5(a)(i) and 6), the statements set forth in the fifth, fifteenth and eighteenth paragraphs under “Private Placement” in the Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information furnished in writing by or behalf of any Initial Purchaser expressly for use in the Pricing Disclosure Package or the Final Offering Memorandum.

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.

11. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers’ part to the Company or any affiliate thereof if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed under this Agreement when and as required; (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers pursuant to Section 8 is not fulfilled when and as required in any material respect; (iii) trading in any securities of the Company shall be suspended or limited by the Commission or The NASDAQ Global Select Market, or (iv) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Select Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction; (v) a general moratorium shall have been declared by either Federal, New York State, or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (vi) there is an outbreak or escalation of hostilities or national or international calamity in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the judgment of Deutsche Bank Securities Inc., impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package; or (vii) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the judgment of Deutsche Bank Securities Inc., to make it inadvisable or impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package.

(c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone or facsimile, confirmed in writing by letter.

(d) If this Agreement shall be terminated pursuant to Section 11(b) (other than solely pursuant to clauses (iv), (v), (vi) or (vii) thereof), or if the sale of the Securities provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuers to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied or because of any refusal, inability or failure on the part of the Issuers to perform any agreement in this Agreement or comply with any provision of this

Agreement, the Issuers, jointly and severally, will reimburse the Initial Purchasers for all of their reasonable out of pocket expenses (including, without limitation, the fees and expenses of the Initial Purchasers’ counsel) incurred in connection with this Agreement and the transactions contemplated hereby.

(e) If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 11(e), the Closing Date shall be postponed for such period, not exceeding seven Business Days, as Deutsche Bank Securities Inc. shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telecopied and confirmed in writing to c/o Deutsche Bank Securities Inc., 60 Wall Street- 44th Floor, New York, New York 10005 (fax number: 212-797-4877), Attention: High Yield Debt Syndicate Debt, with a copy for information purposes only to Deutsche Bank Securities Inc., 60 Wall Street- 44th Floor, New York, New York 10005 (fax number: 212-797-4561), Attention: Legal and Compliance Department; and if sent to the Issuers, shall be mailed, delivered or telecopied and confirmed in writing to Hercules Offshore, Inc. 9 Greenway Plaza, Suite 2200 Houston, Texas (fax: 713-350-5105), Attention: Chief Financial Officer.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next day air courier.

13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuers and the other indemnified parties referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

15. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.

16. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

17. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

18. No Fiduciary Relationship. The Issuers hereby acknowledge that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Securities. The Issuers further acknowledge that each of the Initial Purchasers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Initial Purchaser act or be responsible as a fiduciary to the Issuers, their management, stockholders, creditors or any other person in connection with any activity that such Initial Purchaser may undertake or has undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Issuers, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Issuers hereby confirm their understanding and agreement to that effect. The Issuers and each Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by any Initial Purchaser to the Issuers regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Issuers. The Issuers hereby waive and release, to the fullest extent permitted by law, any claims that such Issuers may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Issuers in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

19. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

[Signature Pages Follow]

If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuers and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchasers.

HERCULES OFFSHORE, INC.

By:	/s/ Stephen M. Butz
	Name:	Stephen M. Butz
	Title:	Executive Vice President and Chief Financial Officer

CLIFFS DRILLING COMPANY

CLIFFS DRILLING TRINIDAD L.L.C.

FDT LLC

FDT HOLDINGS LLC

HERCULES DRILLING COMPANY, LLC

HERCULES LIFTBOAT COMPANY, LLC

HERCULES OFFSHORE LIFTBOAT COMPANY LLC

HERCULES OFFSHORE SERVICES LLC

THE OFFSHORE DRILLING COMPANY

THE ONSHORE DRILLING COMPANY

TODCO AMERICAS INC.

TODCO INTERNATIONAL INC.

HERO HOLDINGS, INC.

SD DRILLING LLC

By:	/s/ Stephen M. Butz
	Name:	Stephen M. Butz
	Title:	Vice President

Confirmed and accepted as of the date first above written: Deutsche Bank Securities Inc. Credit Suisse Securities (USA) LLC Goldman, Sachs & Co. UBS Securities LLC Capital One Securities, Inc.

By:	DEUTSCHE BANK SECURITIES INC. CREDIT SUISSE SECURITIES (USA) LLC GOLDMAN, SACHS & CO. UBS SECURITIES LLC CAPITAL ONE SECURITIES, INC., as Representatives of the several Initial Purchasers

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Robert D. Miller
	Name:	Robert D. Miller
	Title:	Managing Director

By:	/s/ Stephen P. Cunningham
	Name:	Stephen P. Cunningham
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Ronald de Gier
	Name:	Ronald de Gier
	Title:	Director

GOLDMAN, SACHS & CO.

By:	/s/ Michael Hickey
	Name:	Michael Hickey
	Title:	VP

UBS SECURITIES LLC

By:	/s/ John Stroll
	Name:	John Stroll
	Title:	Director

By:	/s/ Kevin T. Pluff
	Name:	Kevin T. Pluff
	Title:	Executive Director

CAPITAL ONE SECURITIES, INC.

By:	/s/ James R. McBride
	Name:	James R. McBride
	Title:	Managing Director

Annex A

Term sheet containing the terms of the securities, substantially in the form of Exhibit B.

Schedule I

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Deutsche Bank Securities Inc.	$106,702,000
Credit Suisse Securities (USA) LLC	55,670,000
Goldman, Sachs & Co.	40,206,000
UBS Securities LLC	40,206,000
Capital One Securities, Inc.	21,649,000
Pareto Securities AS	15,464,000
Comerica Securities, Inc.	10,825,000
Tudor, Pickering, Holt & Co. Securities, Inc.	9,278,000
Total	$300,000,000

Schedule I

Schedule II

Subsidiary	Jurisdiction of Organization	Equity Holder and % Held by Each
Cliffs Drilling (Barbados) Holdings SRL	Barbados	Cliffs Drilling Company (99.99%); Cliffs Drilling Trinidad L.L.C. (0.01%)

Cliffs Drilling (Barbados) SRL	Barbados	Cliffs Drilling (Barbados) Holdings SRL (99.99%); Cliffs Drilling Trinidad L.L.C. (0.01%)

Cliffs Drilling Company	Delaware	Hercules Offshore, Inc. (100%)

Cliffs Drilling Trinidad L.L.C.	Delaware	Cliffs Drilling Company (100%)

Cliffs Drilling Trinidad Offshore Limited	Trinidad and Tobago	Cliffs Drilling (Barbados) SRL (100%)

FDT Holdings LLC	Delaware	THE Offshore Drilling Company (100%)

FDT LLC	Delaware	FDT Holdings LLC (100%)

Hercules Drilling Company, LLC	Delaware	HERO Holdings, Inc. (100%)

Hercules International Asset Company, Ltd.	Cayman Islands	Hercules Oilfield Services Ltd. (100%)

Hercules International Drilling Ltd.	Cayman Islands	Hercules International Management Company Ltd. (100%)

Hercules International Finance Company, Ltd.	Cayman Islands	Hercules Offshore Services LLC (100%)

Hercules International Holdings, Ltd.	Cayman Islands	Hercules Offshore Services LLC (100%)

Hercules International Management Company Ltd.	Cayman Islands	Hercules Oilfield Services Ltd. (100%)

Hercules International Offshore, Ltd.	Cayman Islands	Hercules Oilfield Services Ltd. (100%)

Hercules Liftboat Company, LLC	Delaware	HERO Holdings, Inc. (100%)

Hercules Marketing International, Ltd.	Cayman Islands	Hercules Oilfield Services Ltd. (100%)

Hercules Offshore (Nigeria) Limited	Nigeria	Hercules Offshore International, LLC (100%)

Hercules Offshore Arabia, Ltd.	Cayman Islands	Hercules Offshore Middle East Ltd. (100%)

Hercules Offshore Disaster Relief Fund	Texas	No shareholders

Hercules Offshore Holdings Ltd.	Cayman Islands	Hercules Offshore Services LLC (100%)

Hercules Offshore International, LLC	Delaware	Hercules Oilfield Services Ltd. (100%)

Hercules Offshore Labuan Corporation	Malaysia	Hercules International Drilling Ltd. (100%)

Hercules Offshore Liftboat Company, LLC	Delaware	HERO Holdings, Inc. (100%)

Hercules Offshore Middle East Ltd.	Cayman Islands	Hercules Offshore Holdings Ltd. (100%)

Hercules Offshore Norway Ltd.	Cayman Islands	Hercules Offshore Services LLC (100%)

Hercules Offshore Services LLC	Delaware	HERO Holdings, Inc. (100%)

Hercules Offshore UK Limited	England & Wales	Hercules International Holdings, Ltd. (100%)

Hercules Oilfield Services Ltd.	Cayman Islands	Hercules International Holdings, Ltd. (100%)

Hercules Tanjung Asia Sdn. Bhd.	Malaysia	Hercules International Drilling Ltd. (100%)

Schedule II

HERO Holdings, Inc.	Delaware	Hercules Offshore, Inc. (100%)

HERO Offshore de Mexico, S. de R.L. de C.V.	Mexico	Hercules International Holdings, Ltd. (99%); Hercules International Drilling Ltd. (1%)

HQ Ltd.	Cayman Islands	Hercules Oilfield Services Ltd. (100%)

SD Drilling LLC	Delaware	HERO Holdings, Inc. (100%)

THE Offshore Drilling Company	Delaware	Hercules Offshore, Inc. (100%)

THE Onshore Drilling Company	Delaware	Cliffs Drilling Company (100%)

TODCO Americas Inc.	Delaware	Cliffs Drilling Company (100%)

TODCO International Inc.	Delaware	Hercules Offshore, Inc. (100%)

TODCO Trinidad Ltd.	Cayman Islands	Cliffs Drilling Company (100%)

Hercules Discovery Ltd.	Cayman Islands	Hercules Offshore, Inc. (100%)

Discovery Offshore S.A.	Luxembourg	Hercules Discovery Ltd. (100%)

Discovery Offshore (Gibraltar) Limited	Gibraltar	Discovery Offshore S.A. (100%)

Discovery Offshore Drilling UK Ltd.	Cayman Islands	Discovery Offshore (Gibraltar) Limited (100%)

Discovery Offshore Services Ltd.	Cayman Islands	Discovery Offshore (Gibraltar) Limited (100%)

Schedule II

Exhibit A-1

FORM OF OPINION OF COMPANY COUNSEL

The opinion of Andrews Kurth LLP, counsel for the Issuers (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(d) of the Purchase Agreement shall be to the effect that:

We have acted as special counsel to Hercules Offshore, Inc., a Delaware corporation (the “Issuer”), in connection with the Purchase Agreement dated September 17, 2013 (the “Purchase Agreement”) among (i) the Issuer, (ii) the subsidiaries of the Issuer named therein as parties thereto and as guarantors of the Securities (as defined below), and (iii) Deutsche Bank Securities Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”), relating to the sale by the Issuer to the Initial Purchasers of $300,000,000 aggregate principal amount of the Issuer’s 7.50% Senior Notes due 2021 (the “Securities”). The Issuer and the Guarantors are referred to collectively herein as the “Obligors.”

The Securities are being issued under an Indenture dated as of September 17, 2013 (the “Indenture”) among the Issuer, the guarantors parties thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

We are furnishing this opinion letter to you pursuant to Section 8(d) of the Purchase Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the Issuer’s Preliminary Offering Memorandum dated September 17, 2013 (the “Preliminary Offering Memorandum”) relating to the Securities;

(b) the Issuer’s Offering Memorandum dated September [        ], 2013 (the “Offering Memorandum”) relating to the Securities;

(c) the Issuer’s pricing term sheet dated September 17, 2013 (the “Pricing Term Sheet”, such document, together with the Preliminary Offering Memorandum, being referred to herein as the “Disclosure Package”);

(d) each of the Issuer’s reports that have been filed with the SEC and are incorporated by reference in the Offering Memorandum (the “Incorporated Documents”);

(e) the Indenture;

(f) the form of the Securities;

(g) the global note executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $[        ], representing the Securities purchased and sold pursuant to the Purchase Agreement with a view toward resale in reliance on Rule 144A under the Securities Act;

Exhibit A-1 Page 1

(h) the global note executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $[        ], representing the Securities purchased and sold pursuant to the Purchase Agreement with a view toward resale in reliance on Regulation S under the Securities Act;

(i) the Purchase Agreement;

(j) the Certificate of Incorporation of the Issuer, certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (l) below, the date of the Purchase Agreement and the date hereof (the “Issuer Certificate of Incorporation”);

(k) the Second Amended and Restated Bylaws of the Issuer, certified by the Secretary of the Issuer as in effect on each of the date of the adoption of the resolutions specified in paragraph (l) below, the date of the Purchase Agreement and the date hereof (the “Issuer Bylaws”);

(l) resolutions of the Board of Directors of the Issuer dated September [        ], 2013, and resolutions of the Pricing Committee of the Board of Directors of the Issuer dated September [        ], 2013, in each case, certified by the Secretary of the Issuer;

(m) the Certificate of Formation of Hercules Drilling Company, LLC, certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of Hercules Drilling Company, LLC, as in effect on each of the date of the adoption of the resolutions specified in paragraph (o) below, the date of the Purchase Agreement and the date hereof;

(n) the Limited Liability Company Agreement of Hercules Drilling Company, LLC, certified by the Secretary of Hercules Drilling Company, LLC as in effect on each of the date of the adoption of the resolutions specified in paragraph (o) below, the date of the Purchase Agreement and the date hereof;

(o) resolutions of the managers of Hercules Drilling Company, LLC dated September [        ], 2013, certified by the Secretary of Hercules Drilling Company, LLC;

(p) the Certificate of Formation of Hercules Liftboat Company, LLC, certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of Hercules Liftboat Company, LLC, as in effect on each of the date of the adoption of the resolutions specified in paragraph (r) below, the date of the Purchase Agreement and the date hereof;

(q) the Limited Liability Company Agreement of Hercules Liftboat Company, LLC, certified by the Secretary of Hercules Liftboat Company, LLC as in effect on each of the date of the adoption of the resolutions specified in paragraph (r) below, the date of the Purchase Agreement and the date hereof;

Exhibit A-1 Page 2

(r) resolutions of the managers of Hercules Liftboat Company, LLC dated September [        ], 2013, certified by the Secretary of Hercules Liftboat Company, LLC;

(s) the Certificate of Formation of Hercules Offshore Services LLC, certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of Hercules Offshore Services LLC, as in effect on each of the date of the adoption of the resolutions specified in paragraph (u) below, the date of the Purchase Agreement and the date hereof;

(t) the Limited Liability Company Agreement of Hercules Offshore Services LLC, certified by the Secretary of Hercules Offshore Services LLC as in effect on each of the date of the adoption of the resolutions specified in paragraph (u) below, the date of the Purchase Agreement and the date hereof;

(u) resolutions of the managers of Hercules Offshore Services LLC dated September [        ], 2013, certified by the Secretary of Hercules Offshore Services LLC;

(v) the Certificate of Incorporation of THE Offshore Drilling Company, certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of THE Offshore Drilling Company, as in effect on each of the date of the adoption of the resolutions specified in paragraph (x) below, the date of the Purchase Agreement and the date hereof;

(w) the Bylaws of THE Offshore Drilling Company, certified by the Secretary of THE Offshore Drilling Company as in effect on each of the date of the adoption of the resolutions specified in paragraph (x) below, the date of the Purchase Agreement and the date hereof;

(x) resolutions of the Board of Directors of THE Offshore Drilling Company dated September [        ], 2013, certified by the Secretary of THE Offshore Drilling Company;

(y) the Certificate of Incorporation of Cliffs Drilling Company, certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of Cliffs Drilling Company, as in effect on each of the date of the adoption of the resolutions specified in paragraph (aa) below, the date of the Purchase Agreement and the date hereof;

(z) the Bylaws of Cliffs Drilling Company, certified by the Secretary of Cliffs Drilling Company as in effect on each of the date of the adoption of the resolutions specified in paragraph (aa) below, the date of the Purchase Agreement and the date hereof;

(aa) resolutions of the Board of Directors of Cliffs Drilling Company dated September [        ], 2013, certified by the Secretary of Cliffs Drilling Company;

Exhibit A-1 Page 3

(bb) the Certificate of Incorporation of TODCO Americas Inc., certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of TODCO Americas Inc., as in effect on each of the date of the adoption of the resolutions specified in paragraph (dd) below, the date of the Purchase Agreement and the date hereof;

(cc) the Bylaws of TODCO Americas Inc., certified by the Secretary of TODCO Americas Inc. as in effect on each of the date of the adoption of the resolutions specified in paragraph (dd) below, the date of the Purchase Agreement and the date hereof;

(dd) resolutions of the Board of Directors of TODCO Americas Inc. dated September [        ], 2013, certified by the Secretary of TODCO Americas Inc.;

(ee) the Certificate of Incorporation of TODCO International Inc., certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of TODCO International Inc., as in effect on each of the date of the adoption of the resolutions specified in paragraph (gg) below, the date of the Purchase Agreement and the date hereof;

(ff) the Bylaws of TODCO International Inc., certified by the Secretary of TODCO International Inc. as in effect on each of the date of the adoption of the resolutions specified in paragraph (gg) below, the date of the Purchase Agreement and the date hereof;

(gg) resolutions of the Board of Directors of TODCO International Inc. dated September [        ], 2013, certified by the Secretary of TODCO International Inc.;

(hh) the Certificate of Formation of Cliffs Drilling Trinidad L.L.C., certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of Cliffs Drilling Trinidad L.L.C., as in effect on each of the date of the adoption of the resolutions specified in paragraph (jj) below, the date of the Purchase Agreement and the date hereof;

(ii) the Limited Liability Company Agreement of Cliffs Drilling Trinidad L.L.C., certified by the Secretary of Cliffs Drilling Trinidad L.L.C. as in effect on each of the date of the adoption of the resolutions specified in paragraph (jj) below, the date of the Purchase Agreement and the date hereof;

(jj) resolutions of the sole member of Cliffs Drilling Trinidad L.L.C. dated September [        ], 2013, certified by the Secretary of Cliffs Drilling Trinidad L.L.C.;

(kk) the Certificate of Incorporation of THE Onshore Drilling Company, certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of THE Onshore Drilling Company, as in effect on each of the date of the adoption of the resolutions specified in paragraph (mm) below, the date of the Purchase Agreement and the date hereof;

Exhibit A-1 Page 4

(ll) the Bylaws of THE Onshore Drilling Company, certified by the Secretary of THE Onshore Drilling Company as in effect on each of the date of the adoption of the resolutions specified in paragraph (mm) below, the date of the Purchase Agreement and the date hereof;

(mm) resolutions of the Board of Directors of THE Onshore Drilling Company dated September [        ], 2013, certified by the Secretary of THE Onshore Drilling Company;

(nn) the Certificate of Formation of Hercules Offshore Liftboat Company LLC, certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of Hercules Offshore Liftboat Company LLC, as in effect on each of the date of the adoption of the resolutions specified in paragraph (pp) below, the date of the Purchase Agreement and the date hereof;

(oo) the Limited Liability Company Agreement of Hercules Offshore Liftboat Company LLC, certified by the Secretary of Hercules Offshore Liftboat Company LLC as in effect on each of the date of the adoption of the resolutions specified in paragraph (pp) below, the date of the Purchase Agreement and the date hereof;

(pp) resolutions of the managers of Hercules Offshore Liftboat Company LLC dated September [        ], 2013, certified by the Secretary of Hercules Offshore Liftboat Company LLC;

(qq) the Certificate of Formation of FDT Holdings LLC, certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of FDT Holdings LLC, as in effect on each of the date of the adoption of the resolutions specified in paragraph (ss) below, the date of the Purchase Agreement and the date hereof;

(rr) the Limited Liability Company Agreement of FDT Holdings LLC, certified by the Secretary of FDT Holdings LLC as in effect on each of the date of the adoption of the resolutions specified in paragraph (r) below, the date of the Purchase Agreement and the date hereof;

(ss) resolutions of the managers of FDT Holdings LLC dated September [        ], 2013, certified by the Secretary of FDT Holdings LLC;

(tt) the Certificate of Formation of FDT LLC, certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of FDT LLC, as in effect on each of the date of the adoption of the resolutions specified in paragraph (vv) below, the date of the Purchase Agreement and the date hereof;

(uu) the Limited Liability Company Agreement of FDT LLC, certified by the Secretary of FDT LLC as in effect on each of the date of the adoption of the resolutions specified in paragraph (vv) below, the date of the Purchase Agreement and the date hereof;

(vv) resolutions of the managers of FDT LLC dated September [        ], 2013, certified by the Secretary of FDT LLC;

Exhibit A-1 Page 5

(ww) the Certificate of Incorporation of HERO Holdings, Inc., certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of HERO Holdings, Inc., as in effect on each of the date of the adoption of the resolutions specified in paragraph (yy) below, the date of the Purchase Agreement and the date hereof;

(xx) the Bylaws of HERO Holdings, Inc., certified by the Secretary of HERO Holdings, Inc. as in effect on each of the date of the adoption of the resolutions specified in paragraph (yy) below, the date of the Purchase Agreement and the date hereof;

(yy) resolutions of the Board of Directors of HERO Holdings, Inc. dated September [        ], 2013, certified by the Secretary of HERO Holdings, Inc.;

(zz) the Certificate of Formation of SD Drilling LLC, certified by the Secretary of State of the State of Delaware as in effect on September [        ], 2013, and certified by the Secretary of SD Drilling LLC, as in effect on each of the date of the adoption of the resolutions specified in paragraph (bbb) below, the date of the Purchase Agreement and the date hereof;

(aaa) the Limited Liability Company Agreement of SD Drilling LLC, certified by the Secretary of SD Drilling LLC as in effect on each of the date of the adoption of the resolutions specified in paragraph (bbb) below, the date of the Purchase Agreement and the date hereof;

(bbb) resolutions of the managers of SD Drilling LLC dated September [        ], 2013, certified by the Secretary of SD Drilling LLC;

(ccc) a certificate from the Secretary of State of the State of Delaware dated September [        ], 2013, as to the good standing and legal existence under the laws of the State of Delaware of the Issuer;

(ddd) certificates from the Secretary of State of the State of Delaware dated September [        ], 2013, as to the good standing and legal existence under the laws of the State of Delaware of each of the Guarantors (as defined below);

(eee) a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the Senior Vice President and Chief Financial Officer and the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Issuer, a copy of which is attached hereto as Exhibit A;

(fff) each of the Financing Statements (as defined below); and

(ggg) each of the Applicable Agreements (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all

Exhibit A-1 Page 6

natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Obligors (including without limitation the facts certified in the Opinion Support Certificate), (ii) representations made by the Obligors and representations made by the Initial Purchasers in the Purchase Agreement and (iii) statements and certifications of public officials and others.

As used herein the following terms have the respective meanings set forth below:

“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate, which have been certified by officers of the Issuer as being every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise.

“Applicable Obligor Organizational Documents” means, collectively, the following instruments, each in the form reviewed by us, as indicated above: (i) the Issuer Certificate of Incorporation, (ii) the Issuer Bylaws, and (iii) the certificates of incorporation and certificates of formation and the bylaws and limited liability company agreements of the Guarantors.

“Applicable Orders” means those orders or decrees, if any, of governmental authorities identified on Schedule 2 to the Opinion Support Certificate, which have been certified by officers of the Issuer as being every order or decree of any governmental authority by which the Issuer or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise. However, officers of the Issuer have certified in the Opinion Support Certificate that there are no Applicable Orders.

“Bankruptcy Code” means Title 11 of the United States Code.

“Incorporated Documents” means each of the Issuer’s reports that have been filed with the Securities and Exchange Commission and are incorporated by reference in the Offering Memorandum.

“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.

“Transaction Documents” means collectively, the Purchase Agreement, the Indenture and the Securities.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

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1. The Issuer is validly existing as a corporation and in good standing under the laws of the State of Delaware. Each of the Guarantors is validly existing as a corporation or limited liability company as indicated in Exhibit B and in good standing under the laws of the State of Delaware.

2. The Issuer has the corporate power and authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Transaction Documents and (ii) carry on its business and own, lease and operate its properties as described in the Offering Memorandum. Each of the Guarantors has the corporate or limited liability company power and authority under the laws of the State of Delaware to (i) execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents to which it is a party and (ii) carry on its business and own, lease and operate its properties as described in the Offering Memorandum.

3. Each of the Purchase Agreement, the Securities and the Indenture has been duly authorized, executed and delivered by the Issuer. Each of the Purchase Agreement and the Indenture has been duly authorized, executed and delivered by each of the Guarantors that is a party thereto.

4. None of (i) the execution and delivery of, or the incurrence or performance by the Obligors of their respective obligations under, each of the Transaction Documents to which it is a party, each in accordance with its terms, (ii) the offering, issuance, sale and delivery of the Securities pursuant to the Purchase Agreement or (iii) the issuance of the guaranties of the Securities by the Guarantors, (A) constituted, constitutes or will constitute a violation of the Applicable Obligor Organizational Documents, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or permitted, permits or will permit the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary, under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of any Obligor pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) the General Corporation Law of the State of Delaware (“DGCL”), (v) the Delaware Limited Liability Company Act (“DLLCA”) or (vi) Regulation T, U or X of the Board of Governors of the Federal Reserve System, or (E) resulted, results or will result in the contravention of any Applicable Order.

5. No Governmental Approval is required to authorize, or is required for (i) the execution and delivery by each of the Obligors of, the Transaction Documents to which it is a party or the incurrence or performance of its obligations thereunder, or the enforceability of any of such Transaction Documents against any of the Obligors that is a party thereto, or (ii) the offering, issuance, sale and delivery of the Securities. As used in this paragraph, “Governmental Approval” means any consent, approval, license, order, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America or (iv) the DGCL or the DLLCA.

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6. The statements under the caption “Description of the Notes” in the Preliminary Offering Memorandum, as supplemented by the Pricing Term Sheet, and the Offering Memorandum, insofar as such statements purport to constitute a summary of the terms of the Securities, fairly summarize in all material respects the terms of the Securities, subject to the qualifications and assumptions stated therein.

7. The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Certain United States federal income tax considerations,” insofar as they purport to summarize the United States federal tax laws and regulations referred to therein or legal conclusions with respect thereto, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

8. The Indenture constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, under applicable laws of the State of New York.

9. When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the Securities will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, under applicable laws of the State of New York.

10. When the Securities have been authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the guarantee of the Securities included in the Indenture will constitute a valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with the terms of the Indenture, under applicable laws of the State of New York.

11. Assuming (i) the accuracy of the representations and warranties of the Obligors set forth in Sections 5(a)(xxxvii) and 5(a)(xxxviii) of the Purchase Agreement, (ii) the due performance by the Obligors and the Initial Purchasers of the covenants and agreements set forth in the Purchase Agreement, (iii) the compliance by the Initial Purchasers with the offering and transfer procedures and the restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 5(b) of the Purchase Agreement, (v) the accuracy of the representations and warranties made or deemed to be made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell the Securities, and (vi) that purchasers to whom the Initial Purchasers initially resell the Securities have been made aware of the information set forth in the Offering Memorandum under the caption “Transfer Restrictions,” (A) the offer, issue, sale and delivery of the Securities (and the guaranties thereof by the Guarantors) to the Initial Purchasers and the initial resale of the Securities (and the guaranties thereof by the Guarantors) by the Initial Purchasers, each in the manner contemplated by the Purchase Agreement and the Offering Memorandum, do not require registration under the Securities Act, provided, however, that we express no opinion as to any subsequent resale of any Security (and the guaranties thereof by the Guarantors).

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12. The Issuer and each Guarantor is not, and immediately after giving effect to the issuance and sale of the Securities and the application of proceeds therefrom as described in the Disclosure Package and the Offering Memorandum, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In addition, we have participated in conferences with officers and other representatives of the Obligors, the independent registered public accounting firm for the Obligors, your counsel and your representatives at which the contents of the Disclosure Package and the Offering Memorandum (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Disclosure Package and the Offering Memorandum (except as and to the extent set forth in paragraphs 6, 7 and 8 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Obligors), no facts have come to our attention that have led us to believe that (i) the Disclosure Package (including the Incorporated Documents), as of [        ] p.m. (Eastern Time) on September [        ], 2013 (which you have informed us is a time prior to the time of the first sale of the Securities by any Initial Purchaser), contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the Offering Memorandum (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon and (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Offering Memorandum or the Disclosure Package.

Without limiting the foregoing, we call to your attention that (i) the Offering Memorandum has been prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Securities Act, and (ii) the Offering Memorandum does not contain all information that would be required in a registration statement under the Securities Act.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) certain other specified laws of the United States of America to the extent referred to specifically herein, (v) the DGCL, and (vi) the DLLCA. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or

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regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs 4 and 5 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i) The opinions set forth in paragraph 1 above as to the valid existence and good standing of the Issuer and the other entities mentioned in such paragraph are based solely upon our review of certificates and other communications from the appropriate public officials.

(ii) In rendering the opinions set forth in paragraph 4 above regarding Applicable Agreements, we do not express any opinion, however, as to any matters dependent on or related to financial ratio or test or any aspect of the financial condition or results of operation of any of the Obligors.

(iii) The opinion set forth in paragraph 7 above with respect to United States federal income tax consequences is based upon our interpretations of current United States federal income tax law, including court authority and existing final and temporary U.S. Treasury regulations, which are subject to change both prospectively and retroactively, and upon the assumptions and qualifications discussed herein. We note that such opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Such opinion is not binding upon the Internal Revenue Service or courts, and there is no guarantee that the Internal Revenue Service will not successfully challenge our conclusions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our conclusions.

(iv) Treasury Circular 230 Disclosure. This disclosure is provided to comply with Treasury Circular 230. The opinion set forth in paragraph 7 of this letter is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on the person. Such opinion was written to support the promoting, marketing or recommending of the transactions or matters addressed by this written advice, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. No limitation has been imposed by our firm on disclosure of the tax treatment or tax structure of the transaction.

(v) Our opinions in paragraphs 8, 9 and 100 above:

(1) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally;

(2) may be subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

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(vi) We express no opinion as to the validity, effect or enforceability of any provisions:

(1) purporting to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise, to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice;

(2) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;

(3) relating to severability or separability;

(4) purporting to limit the liability of, or to exculpate, any Person, including without limitation any provision that purports to waive liability for violation of securities laws;

(5) purporting to waive damages;

(6) that constitute an agreement to agree in the future on any matter;

(7) that relate to indemnification, contribution or reimbursement obligations to the extent any such provisions (i) would purport to require any Person to provide indemnification, contribution or reimbursement in respect of the negligence, recklessness, willful misconduct or unlawful or wrongful behavior of any Person, (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (iii) are determined to be contrary to public policy;

(8) purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts;

(9) purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used;

(10) purporting to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing or usage of trade;

Exhibit A-1 Page 12

(11) relating to consent to jurisdiction insofar as such provisions purport to confer subject matter jurisdiction upon any court that does not have such jurisdiction, whether in respect of bringing suit, enforcement of judgments or otherwise;

(12) purporting to require disregard of mandatory choice of law principles that could require application of a law other than the law expressly chosen to govern the instrument in which such provisions appear;

(13) purporting to appoint an attorney-in-fact or relating to powers of attorney;

(14) purporting to modify rules of construction; or

(15) purporting to waive rights to trial by jury or rights to object to jurisdiction based on inconvenient forum.

(vii) In making our examination of executed documents, we have assumed (except to the extent that we expressly opine above) (1) the valid existence and good standing of each of the parties thereto, (2) that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. In this paragraph (vii), all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(viii) Except to the extent that we expressly opine above, we have assumed that the execution and delivery of the Transaction Documents, and the incurrence and performance of the obligations thereunder of the parties thereto do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (a) the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any such party, (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (c) any statute, law, rule, or regulation, (d) any judicial or administrative order or decree of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, in each case, to which any party to the Transaction Documents or any of its subsidiaries or any of their respective properties may be subject, or by which any of them may be bound or affected. Further, we have assumed the compliance by each such party, other than the Obligors, with all laws, rules and regulations applicable to it, as well as the compliance by the each of the Obligors, and each other person (if any) directly or indirectly acting on its behalf, with all laws, rules and regulations that may be applicable to it by virtue of the particular nature of the business conducted by it or any goods or services produced or rendered by it or property owned, operated or leased by it, or any other facts pertaining specifically to it. In this paragraph (viii), all references to parties to the Transaction Documents, other than the first such reference, shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

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(ix) Without limiting the generality of our qualification in clause (1) of paragraph (v) above, we express no opinion as to the applicability or effect of any preference, fraudulent transfer or conveyance, or similar law (including, without limitation, Section 548 of the Bankruptcy Code or Article 10 of the New York Debtor Creditor Law) on the Transaction Documents or any transactions contemplated thereby or any opinion expressed herein.

(x) We express no opinion as to the effect of the laws of any jurisdiction in which any holder of any Security is located (other than the State of New York) that limit the interest, fees or other charges such holder may impose for the loan or use of money or other credit.

(xi) Except to the extent that we expressly opine above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with any governmental authority or regulatory body (other than routine informational filings, filings under the Securities Act and filings under the Securities Exchange Act of 1934, as amended) is required to authorize, or is required in connection with the transactions contemplated by the Transaction Documents, the execution or delivery thereof by or on behalf of any party thereto or the incurrence or performance by any of the parties thereto of its obligations thereunder.

(xii) We point out that the submission to the jurisdiction of the United States District Court for the Southern District of New York and the waivers of objection to venue contained in the Indenture cannot supersede a federal court’s discretion in determining whether to transfer an action to another court.

(xiii) We express no opinion as to provisions of the Transaction Documents to the effect that a guarantor is liable as a primary obligor, and not as a surety. Furthermore, we advise you that certain of the guaranty and surety waivers contained in the Indenture may be unenforceable in whole or in part.

(xiv) We have assumed that the sale of Securities pursuant to Regulation S under the Securities Act is not a part of a plan or scheme to evade the registration provisions of the Securities Act, and furthermore, we have assumed that each of the Initial Purchasers is an “accredited investor” as defined in Rule 501 under the Securities Act.

This opinion is being furnished only to you in connection with the sale of the Securities under the Purchase Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

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Exhibit A-2

FORM OF OPINION OF GENERAL COUNSEL

The opinion of Beau M. Thompson, general counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(d) of the Purchase Agreement shall be to the effect that:

The Company has been duly incorporated under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, singularly or in the aggregate, have a Material Adverse Effect.

Each of Cliffs Drilling Company, Cliffs Drilling Trinidad L.L.C., Hercules Drilling Company, LLC, Hercules Liftboat Company, LLC, Hercules Offshore Liftboat Company LLC, Hercules Offshore Services LLC, THE Offshore Drilling Company, THE Onshore Drilling Company, TODCO Americas Inc., TODCO International Inc., FDT LLC, HERO Holdings, Inc., SD Drilling LLC and FDT Holdings LLC (collectively, the “Delaware Subsidiaries”) has been duly organized and is an existing corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware, with corporate or limited liability company power and authority, as applicable, to own its properties and conduct its business as described in the Pricing Disclosure Package; and each Delaware Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing in each of the jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding equity interests of each Delaware Subsidiary have been duly authorized and validly issued in accordance with the organizational documents of such Subsidiary and the Delaware General Corporate Law or the Delaware LLC Act, as applicable, and are fully paid (to the extent required under the applicable Delaware Subsidiary’s organizational documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act), and the equity interests of each Delaware Subsidiary are owned by the Company, directly or through Subsidiaries, free from liens, encumbrances, defects or adverse claims (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company or one of its Subsidiaries as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (b) otherwise known to such counsel, without independent investigation, in each case other than liens, encumbrances and adverse claims created by or arising under the Delaware General Corporate Law, the Delaware LLC Act, the organizational documents of such Delaware Subsidiary, the Indenture or the Credit Agreement.

Except as disclosed in the Pricing Disclosure Package, there are no contracts, agreements or understandings known to such counsel between the Issuer and any other person granting such person the right to require the Issuer to file a registration statement under the Act with respect to any securities of the Issuer owned or to be owned by such person or to require the Issuer to include such securities in the securities registered pursuant to any other registration statement filed by the Issuer under the Act that have not been validly waived or satisfied prior to the Closing Date.

Exhibit A-2 Page 1

Except as disclosed in the Pricing Disclosure Package, to the knowledge of such counsel (i) there are no legal or governmental proceedings by or before any court or governmental agency, authority or body to which the Company or any of its subsidiaries is a party or to which any of their respective properties is subject of a character required to be described in the Pricing Disclosure Package (if this offering were registered under the Securities Act) which are not described as required, and (ii) there are no contracts or documents of a character required to be described in the Pricing Disclosure Package (if this offering were registered under the Securities Act) or to be filed as exhibits to the Company’s reports that have been filed with the SEC and are incorporated by reference in the Pricing Disclosure Package or the Offering Memorandum (the “Incorporated Documents”) which are not described or filed as required.

The statements under the caption “Description of other indebtedness” in the Pricing Disclosure Package and the Offering Memorandum, insofar as such statements purport to summarize certain provisions of documents referred to therein, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

I have participated in conferences with officers and other representatives of the Company, the independent registered public accounting firm for the Issuers, with representatives of Company counsel and with representatives of and counsel for the Initial Purchasers, at which the contents of the Pricing Disclosure Package and the Offering Memorandum, including each of the Incorporated Documents, and related matters were discussed, and although I did not independently verify such information, and am not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package and the Offering Memorandum, on the basis of the foregoing, no facts have come to my attention that lead me to believe that that the Pricing Disclosure Package, as of the pricing date, or that the Offering Memorandum, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I have not been requested to and do not make any comment with respect to the financial statements and related schedules, including the notes and schedules thereto and the auditors’ report thereon and any other financial or accounting data included in, or excluded from, the Pricing Disclosure Package or the Offering Memorandum).

Exhibit A-2 Page 2

Exhibit B

PRICING SUPPLEMENT

Supplement Dated September 17, 2013 to

Preliminary Offering Memorandum Dated September 17, 2013

$300,000,000

Hercules Offshore, Inc.

$300,000,000 7.50% Senior Notes due 2021

This Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

The Notes and the guarantees thereof have not been registered under the Securities Act of 1933 or the securities laws of any state and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Terms Applicable to the 7.50% Senior Notes due 2021

Aggregate Principal Amount:	$300,000,000

Gross Proceeds to Issuers (before initial purchasers’ discount and expenses):	$300,000,000

Title of Securities:	7.50% Senior Notes due 2021

Final Maturity Date:	October 1, 2021

Issue Price:	100%, plus accrued interest from October 1, 2013, if any

Coupon:	7.50%

Yield Per Annum:	7.50%

Interest Payment Dates:	April 1 and October 1

Record Dates:	March 15 and September 15

First Interest Payment Date:	April 1, 2014

Make-Whole Redemption:	Prior to October 1, 2016, we may redeem all or part of the senior notes at a price equal to 100% of the aggregate principal amount of the senior notes to be redeemed, plus the applicable premium and accrued and unpaid interest, if any, to the redemption date.

Exhibit B Page 1

Optional Redemption	On or after October 1, 2016, we may redeem the senior notes, in whole or in part, at the redemption prices below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning October 1 of the years indicated:

	2016	105.625%

	2017	103.750%

	2018	101.875%

	2019 and thereafter	100%

Optional Redemption Upon Certain Equity Offerings:	Up to 35% at 107.5% prior to October 1, 2016

Change of Control:	101%

Joint Book-Running Managers:	Deutsche Bank Securities Inc. Credit Suisse Securities (USA) LLC Goldman, Sachs & Co. UBS Securities LLC Capital One Securities, Inc.

Co-Managers:	Pareto Securities AS Comerica Securities, Inc. Tudor, Pickering, Holt & Co. Securities, Inc.

Trade Date:	September 17, 2013

Settlement Date:	October 1, 2013 (T + 10)

Distribution:	144A/Regulation S without registration rights as set forth in the Preliminary Offering Memorandum

CUSIP/ISIN Numbers:	144A CUSIP: 427093 AH2 144A ISIN: US427093AH20 Regulation S CUSIP: U42714 AE2 Regulation S ISIN: USU42714AE22

We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this offering memorandum, which will be the tenth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the U.S. Securities and Exchange Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding six business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Exhibit B Page 2

Other information presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, and outside the United States solely to non-U.S. persons as defined under Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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